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                        Consent of Independent Auditors

We consent to the incorporation by reference in the Amendment No. 1 to Registration Statement on Form S-2 of Energy West Incorporated and in the related Prospectus dated August 1, 1997, of our report dated August 15, 1996, with respect to the consolidated financial statements of Energy West Incorporated included in its Annual Report, as amended on Form 10-KA/1 for the year ended June 30, 1996 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

                                            /s/ Ernst & Young LLP

                                               Ernst & Young LLP

Denver, Colorado
August 1, 1997